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                                                                    Exhibit 99.1




                                                          FOR IMMEDIATE RELEASE


            CENDANT CORPORATION AND AMERICAN BANKERS INSURANCE GROUP
                               MAKE ANNOUNCEMENT

Parsippany, NJ and Miami, FL, October 13, 1998 - Cendant Corporation (NYSE:CD) and American Bankers Insurance Group, Inc. (NYSE:ABI) announced today their mutual decision to terminate their merger agreement which provided for Cendant's acquisition of American Bankers.

In connection with the termination, Cendant and American Bankers have released each other from any claims relating to Cendant's proposed acquisition of American Bankers and Cendant has made a $400 million cash payment to American Bankers. As a result of the termination of the Merger Agreement, Cendant has terminated its pending tender offer for American Bankers shares.


MEDIA CONTACT:                           INVESTOR CONTACT:
Elliot Bloom                             Denise L. Gillen
973-496-8414                             973-496-7303

KEKST AND COMPANY                        ABI
Jim Fingeroth                            P. Bruce Camacho
Tom Davies                               305-252-7060
212-521-4800


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